Exhibit 3.2

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HISTOGENICS CORPORATION”, CHANGING ITS NAME FROM “HISTOGENICS CORPORATION” TO “OCUGEN, INC.”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2019, AT 3:58 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4190350 8100 SR# 20197274316	Authentication: 203685364 Date: 09-27-19

CERTIFICATE OF AMENDMENT
OF THE SIXTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION
OF
HISTOGENICS CORPORATION

Histogenics Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”):

DOES HEREBY CERTIFY:

FIRST: That the name of this Corporation is Histogenics Corporation. The original certificate of incorporation of this Corporation was originally filed with the office of the Secretary of State of the State of Delaware on July 14, 2006 under the name Histogenics Corporation.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend the Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) of this Corporation, declaring said amendment to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article I of the Restated Certificate be amended and restated in its entirety as follows:

“The name of this corporation is Ocugen, Inc. (the “Corporation”).”

THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 211 and 242 of the General Corporation Law.

FOURTH: Other than as set forth in this Certificate of Amendment, the Sixth Amended and Restated Certificate of Incorporation shall remain in full force and effect, without modification, amendment or change.

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E-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 27 day of September 2019

HISTOGENICS CORPORATION

By:	/s/ Shankar Musunuri
Shankar Musuriuri, Chief Executive Officer